POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, hereinafter called the "Corporation" and certain directors and officers of the Corporation, do hereby constitute and appoint James M. Benham, James E. Stowers, III, William M. Lyons, Douglas A. Paul, and Patrick A. Looby, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation in its behalf and to affix its corporate seal, and to sign the names of each of such directors and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; the Registration Statement on Form N-14 and any amendments or supplements thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Corporation has caused this Power to be executed by its duly authorized officers on this the 28th day of February, 1997.

                            AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                            (A California Corporation)

                             By:   /s/ James M. Benham
                                   James M. Benham, President

                               SIGNATURE AND TITLE

/s/ James M. Benham                               /s/ Isaac Stein
James M. Benham                                   Isaac Stein
Chairman                                          Director

/s/ Albert A. Eisenstat                           /s/ Jeanne D. Wohlers
Albert A. Eisenstat                               Jeanne D. Wohlers
Director                                          Director

/s/ Ronald J Gilson                               /s/ James E. Stowers III
Ronald J. Gilson                                  James E. Stowers, III
Director                                          Director

/s/ Myron S. Scholes                              /s/ Maryanne Roepke
Myron S. Scholes                                  Maryanne Roepke
Director                                          Treasurer

/s/ Kenneth E. Scott
Kenneth E. Scott
Director                                     Attest:

                                             By:  /s/ Douglas A. Paul
                                                  Douglas A. Paul, Secretary